EXHIBIT 99.1
News from Conduent

Conduent Completes $447 Million Refinancing, Advancing Deleveraging and De-Risking
Transaction extends revolving credit maturities to May 2029, adds $90 million in commitments, including a $15 million letter of credit facility — and bolsters Conduent’s financial foundation to execute ASCEND 2026–28.
FLORHAM PARK, N.J.--(BUSINESS WIRE)--Oct. 23, 2026-- Conduent Incorporated (Nasdaq: CNDT) (“Conduent” or the “Company”), a global technology-enabled operating partner, today announced the successful closing of a comprehensive $447 million refinancing transaction. The transaction extends the Company’s $357 million revolving credit facility through May 2029 and adds $90 million in additional commitments from its existing bank lenders, including a $15 million letter of credit facility, reflecting confidence in the Company’s strategy. Together with the Company’s recent and announced divestitures, including the use of proceeds to repay debt, these actions advance Conduent’s strategy to delever and de-risk its business and create greater flexibility to execute ASCEND 2026–28, the Company’s strategic plan outlined at its recent Investor Day.
The transaction establishes new revolving credit facilities with a group of existing bank lenders and rolls certain commitments under the existing revolver into the new facilities, extending the maturities from October 2026 and May 2028 to May 2029.
The transaction builds on Conduent’s recently completed sale of its Public Transit business and the announced sale of its Tolling business. Together, these portfolio actions and the refinancing are expected to reduce the Company’s surety bond and letter-of-credit portfolio by approximately $550 million upon completion of the announced Tolling sale, significantly reducing financial encumbrances and releasing capital currently supporting those instruments.
With maturities extended to 2029, Conduent can continue investing in its core businesses and executing ASCEND 2026–28, the Company’s plan to accelerate profitable growth by standardizing its operations, specializing in the core solutions where it can lead and win, and

EXHIBIT 99.1
scaling its go-to-market capabilities. The Company’s government and commercial programs, which millions of people rely on every day, continue without interruption.
“Deleveraging and de-risking are important priorities as we advance ASCEND 2026–28. We've extended our maturities, secured additional commitments from our banking partners and used divestiture proceeds to repay debt. Together with a meaningful reduction in our surety bond and letter-of-credit requirements, these actions strengthen our financial foundation and give us greater flexibility to invest in our core businesses and execute our strategy. They also support or mission to be the premier AI-led and technology-enabled business process partner for Government and Commercial clients, helping them, modernize operations, enhance customer and constituent experiences, and achieve measurable business outcomes. Our banking partners' commitment of new capital reflects their confidence in our strategy and our ability to execute ASCEND 2026–28," said Harsha V. Agadi, Conduent President and Chief Executive Officer.
Lazard served as strategic advisor to Conduent.
About Conduent Incorporated (NASDAQ: CNDT)
Conduent is a global technology-enabled operating partner that helps businesses and governments simplify complexity, modernize mission-critical operations and deliver measurable outcomes through AI, automation, data and human expertise. Learn more at www.conduent.com.

EXHIBIT 99.1
Forward-Looking Statements
This press release may contain "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995, as amended. The words "anticipate," "believe," "estimate," "expect," "plan," "intend," "will," "aim," "should," "could," "forecast," "target," "may," "continue to," "endeavor," "if," "growing," "projected," "potential," "likely," "see," "ahead," "further," "going forward," "on the horizon," and similar expressions (including the negative and plural forms of such words and phrases), as they relate to us, are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These statements include, but may not be limited to, statements regarding the Company’s Public Transit and Tolling business sales and our ability to meet the requirements and obligations under the new revolving credit facilities entered into in connection with the Transaction. These statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, many of which are outside of our control, that could cause actual results to differ materially from those expected or implied by such forward-looking statements contained in this press release, any exhibits to this press release and other public statements we make. Important factors and uncertainties that could cause our actual results to differ materially from those in our forward-looking statements include, but are not limited to: our significant indebtedness and the terms of such indebtedness; our ability to refinance, extend or replace our indebtedness on acceptable terms or at all; our failure to obtain or maintain a satisfactory credit rating and financial performance; and other factors that are set forth in the "Risk Factors" and other sections of our Annual Report on Form 10-K, as well as in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with or furnished to the Securities and Exchange Commission. Any forward-looking statements made by us in this press release speak only as of the date on which they are made. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements, whether because of new information, subsequent events or otherwise, except as required by law

EXHIBIT 99.1
Note: To receive RSS news feeds, visit www.news.conduent.com. For open commentary, industry perspectives and views, visit https://x.com/Conduent, http://www.linkedin.com/company/conduent or http://www.facebook.com/Conduent.
Trademarks
Conduent is a trademark of Conduent Incorporated in the United States and/or other countries. Other names may be trademarks of their respective owners.
View source version on businesswire.com: https://www.businesswire.com/news/home/20261023315239/en/
Media Contacts:
Remy Kaul, Conduent, media@conduent.com
Investor Contacts:
Nick Goel, Conduent, ir@conduent.com
Source: Conduent Incorporated
4